                                                                   EXHIBIT 11

                             CORECOMM INCORPORATED
                              (formerly known as
                 CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.)

                       CALCULATION OF NET LOSS PER SHARE


                                                                   Weighted Average Number of Shares
                                               ----------------------------------------------------------------------
                                                                             Nine Months
       Date                                        Total              Ended            Year Ended         Year Ended
      Issued        Description of Issuance       Outstanding         30-Sep-96          31-Dec-95          31-Dec-94
---------------------------------------------------------------------------------------------------------------------
     12/31/92       Common Stock                   9,304,065          9,304,065          9,304,065          9,304,065
     12/31/93       Common Stock                     455,707            455,707            455,707            455,707
     01/12/94       Common Stock                         125                125                125                121
     01/12/94       Common Stock                       4,250              4,250              4,250              4,110
     02/16/94       Common Stock                          83                 83                 83                 72
     03/18/94       Common Stock                         625                625                625                493
     03/30/94       Common Stock                       8,500              8,500              8,500              6,427
     04/28/94       Common Stock                         486                486                486                329
     05/10/94       Common Stock                       6,252              6,252              6,252              4,025
     05/20/94       Common Stock                       7,875              7,875              7,875              4,854
     05/20/94       Common Stock                         834                834                834                514
     06/08/94       Common Stock                          83                 83                 83                 47
     06/30/94       Common Stock                     150,000            150,000            150,000             75,616
     07/06/94       Common Stock                         208                208                208                101
     07/28/94       Common Stock                         125                125                125                 53
     08/19/94       Common Stock                         208                208                208                 76
     10/19/94       Common Stock                      51,429             51,429             51,429             10,286
     10/26/94       Common Stock                         513                513                513                 93
     11/30/94       Common Stock                         236                236                236                 20
     12/14/94       Common Stock                       2,500              2,500              2,500                116
     12/30/94       Common Stock                       6,511              6,511              6,511                 18
     01/12/95       Common Stock                       6,813              6,813              6,589
     02/02/95       Common Stock                       1,945              1,945              1,769
     02/23/95       Common Stock                         521                521                444
     04/05/95       Treasury Stock                   (25,000)           (25,000)           (18,493)
     04/06/95       Treasury Stock                   (25,000)           (25,000)           (18,425)
     04/06/95       Common Stock                       1,200              1,200                884
     04/07/95       Treasury Stock                   (18,000)           (18,000)           (13,216)
     04/07/95       Treasury Stock                    (4,000)            (4,000)            (2,937)
     04/10/95       Treasury Stock                   (10,000)           (10,000)            (7,260)
     04/11/95       Treasury Stock                   (10,000)           (10,000)            (7,233)
     04/12/95       Treasury Stock                    (8,000)            (8,000)            (5,764)
     05/18/95       Common Stock                       3,500              3,500              2,177
     06/01/95       Common Stock                       3,125              3,125              1,824
     06/17/95       Common Stock                       1,388              1,388                757
     07/12/95       Common Stock                       3,125              3,125              1,473
     07/24/95       Common Stock                      83,333             83,333             36,530
     07/28/95       Common Stock                       1,388              1,388                593
     08/04/95       Common Stock                   2,685,398          2,685,398          1,118,231
     08/04/95       Common Stock                         188                188                 77
     08/07/95       Common Stock                       9,522              9,522              3,809
     08/18/95       Treasury Stock                   (50,000)           (50,000)           (18,493)
     08/21/95       Common Stock                         521                521                188
     09/26/95       Treasury Stock                   (20,000)           (20,000)            (5,260)
     09/28/95       Treasury Stock                   (25,000)           (25,000)            (6,438)
     09/29/95       Treasury Stock                    (5,000)            (5,000)            (1,274)
     10/12/95       Treasury Stock                    (7,000)            (7,000)            (1,534)
     02/07/96       Common Stock                     820,404            706,625
     02/13/96       Common Stock                       2,084              1,749
     02/27/96       Common Stock                       3,500              2,759
     03/06/96       Common Stock                         313                238
     03/12/96       Common Stock                       5,555              4,095
     04/26/96       Treasury Stock                   (15,000)            (8,759)
     04/29/96       Treasury Stock                   (53,000)           (30,755)
     04/30/96       Treasury Stock                   (25,000)           (14,416)
     05/01/96       Treasury Stock                   (35,000)           (20,055)
     05/02/96       Treasury Stock                   (25,000)           (14,051)
     05/03/96       Treasury Stock                   (12,500)            (6,980)
     05/06/96       Treasury Stock                    (5,000)            (2,774)
     05/07/96       Treasury Stock                   (22,500)           (12,400)
     06/14/96       Common Stock                         542                222
     06/14/96       Common Stock                       3,000              1,215
     09/27/96       Common Stock                       1,042                 38

                                              ----------------------------------------------------------------------------
                    Weighted average number
                       of common shares           13,239,022         13,202,333         11,069,633          9,867,143
                                              ----------------------------------------------------------------------------

                    Net effect of dilutive
                       stock options                                    914,149
                                                             -------------------
                    Total                                            14,116,482
                                                             ===================
                    Net loss                                         $3,314,000        ($1,451,000)       ($4,812,000)
                                                             =========================================================
                    Net loss per common share                             $0.23             ($0.13)            ($0.49)
                                                             =========================================================

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